EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our North America Truck segment, North America Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Beginning in the first quarter of 2013, the Company began reporting the operating results of WCC and certain operating results of Monaco as discontinued operations. The Company's previously issued condensed statements of revenues and expenses have been recast to reflect this change.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,653	$—	$—	$10,653
Finance revenues	—	232	(79)	153
Sales and revenues, net	10,653	232	(79)	10,806
Costs of products sold	9,534	—	—	9,534
Restructuring charges	41	1	—	42
Asset impairment charges	182	1	—	183
Selling, general and administrative expenses	888	95	(4)	979
Engineering and product development costs	331	—	—	331
Interest expense	245	71	(2)	314
Other expense (income), net	94	(33)	(73)	(12)
Total costs and expenses	11,315	135	(79)	11,371
Equity in income of non-consolidated affiliates	9	—	—	9
Income (loss) before equity income from financial services operations and income taxes	(653)	97	—	(556)
Equity income (loss) from financial services operations	63	—	(63)	—
Income (loss) from continuing operations before income taxes	(590)	97	(63)	(556)
Income tax expense	8	(34)	—	(26)
Income (loss) from continuing operations	(582)	63	(63)	(582)
Income from discontinued operations, net of tax	3	—	—	3
Net income (loss)	(579)	63	(63)	(579)
Less: Income attributable to non-controlling interests	40	—	—	40
Net income (loss) attributable to Navistar International Corporation	$(619)	$63	$(63)	$(619)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year Ended October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$10,617	$—	$—	$10,617
Finance revenues	—	234	(76)	158
Sales and revenues, net	10,617	234	(76)	10,775
Costs of products sold	9,761	—	—	9,761
Restructuring charges	20	5	—	25
Asset impairment charges	96	1	—	97
Selling, general and administrative expenses	1,132	87	(4)	1,215
Engineering and product development costs	406	—	—	406
Interest expense	253	70	(2)	321
Other expense (income), net	15	(11)	(69)	(65)
Total costs and expenses	11,683	152	(75)	11,760
Equity in income of non-consolidated affiliates	11	—	—	11
Income (loss) before equity income from financial services operations and income taxes	(1,055)	82	(1)	(974)
Equity income (loss) from financial services operations	53	—	(53)	—
Income (loss) from continuing operations before income taxes	(1,002)	82	(54)	(974)
Income tax benefit (expense)	199	(28)	—	171
Income (loss) from continuing operations	(803)	54	(54)	(803)
Loss from discontinued operations, net of tax	(41)	—	—	(41)
Net income (loss)	(844)	54	(54)	(844)
Less: Income attributable to non-controlling interests	54	—	—	54
Net income (loss) attributable to Navistar International Corporation	$(898)	$54	$(54)	$(898)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year ended October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$12,527	$—	$—	$12,527
Finance revenues	—	259	(91)	168
Sales and revenues, net	12,527	259	(91)	12,695
Costs of products sold	11,401	—	—	11,401
Restructuring charges	107	—	—	107
Asset impairment charges	16	—	—	16
Selling, general and administrative expenses	1,338	87	(6)	1,419
Engineering and product development costs	532	—	—	532
Interest expense	176	88	(5)	259
Other expense (income), net	131	(8)	(80)	43
Total costs and expenses	13,701	167	(91)	13,777
Equity in loss of non-consolidated affiliates	(29)	—	—	(29)
Income (loss) before equity income from financial services operations and income taxes	(1,203)	92	—	(1,111)
Equity income (loss) from financial services operations	63	—	(63)	—
Income (loss) from continuing operations before income taxes	(1,140)	92	(63)	(1,111)
Income tax expense	(1,751)	(29)	—	(1,780)
Income (loss) from continuing operations	(2,891)	63	(63)	(2,891)
Loss from discontinued operations, net of tax	(71)	—	—	(71)
Net income (loss)	(2,962)	63	(63)	(2,962)
Less: Income attributable to non-controlling interests	48	—	—	48
Net income (loss) attributable to Navistar International Corporation	$(3,010)	$63	$(63)	$(3,010)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$440	$57	$—	$497
Marketable securities	578	27	—	605
Restricted cash	22	149	—	171
Finance and other receivables, net	579	2,650	(613)	2,616
Inventories	1,303	16	—	1,319
Goodwill	38	—	—	38
Property and equipment, net	1,294	268	—	1,562
Investments in and advances to financial services operations	698	—	(698)	—
Investments in non-consolidated affiliates	73	—	—	73
Deferred taxes, net	183	17	—	200
Other assets	335	27	—	362
Total assets	$5,543	$3,211	$(1,311)	$7,443
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,144	$33	$(613)	$1,564
Debt	2,958	2,266	—	5,224
Postretirement benefits liabilities	2,916	40	—	2,956
Other liabilities	2,143	174	—	2,317
Total liabilities	10,161	2,513	(613)	12,061
Redeemable equity securities	2	—	—	2
Stockholders' equity attributable to non-controlling interest	34	—	—	34
Stockholders' equity (deficit) attributable to controlling interest	(4,654)	698	(698)	(4,654)
Total liabilities and stockholders' equity (deficit)	$5,543	$3,211	$(1,311)	$7,443

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$727	$28	$—	$755
Marketable securities	796	34	—	830
Restricted cash	26	65	—	91
Finance and other receivables, net	767	2,284	(350)	2,701
Inventories	1,194	16	—	1,210
Goodwill	184	—	—	184
Property and equipment, net	1,521	220	—	1,741
Investments in and advances to financial services operations	686	—	(686)	—
Investments in non-consolidated affiliates	77	—	—	77
Deferred taxes, net	204	27	—	231
Other assets	464	31	—	495
Total assets	$6,646	$2,705	$(1,036)	$8,315
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,824	$28	$(350)	$1,502
Debt	3,219	1,866	—	5,085
Postretirement benefits liabilities	2,614	38	—	2,652
Other liabilities	2,590	87	—	2,677
Total liabilities	10,247	2,019	(350)	11,916
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	44	—	—	44
Stockholders' equity (deficit) attributable to controlling interest	(3,649)	686	(686)	(3,649)
Total liabilities and stockholders' equity (deficit)	$6,646	$2,705	$(1,036)	$8,315

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year ended October 31, 2014
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(579)	$63	$(63)	$(579)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	226	1	—	227
Depreciation of equipment leased to others	61	44	—	105
Amortization of debt issuance costs and discount	37	12	—	49
Deferred income taxes	(24)	9	—	(15)
Asset impairment charges	182	1	—	183
Equity in loss of non-consolidated affiliates	(9)	—	—	(9)
Equity in income of financial services affiliates	(63)	—	63	—
Dividends from financial services operations	41	—	(41)	—
Dividends from non-consolidated affiliates	12	—	—	12
Change in intercompany receivables and payables	222	(222)	—	—
Other, net	(244)	(65)	—	(309)
Net cash used in operating activities	(138)	(157)	(41)	(336)
Cash flows from investing activities
Purchases of marketable securities	(1,809)	(3)	—	(1,812)
Sales of marketable securities	1,566	10	—	1,576
Maturities of marketable securities	461	—	—	461
Net change in restricted cash and cash equivalents	5	(85)	—	(80)
Capital expenditures	(87)	(1)	—	(88)
Purchase of equipment leased to others	(64)	(125)	—	(189)
Other investing activities	40	17	—	57
Net cash provided by (used in) investing activities	112	(187)	—	(75)
Net cash provided by (used in) financing activities	(240)	378	41	179
Effect of exchange rate changes on cash and cash equivalents	(21)	(5)	—	(26)
Increase (decrease) in cash and cash equivalents	(287)	29	—	(258)
Cash and cash equivalents at beginning of the year	727	28	—	755
Cash and cash equivalents at end of the year	$440	$57	$—	$497

Condensed Statements of Cash Activity
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Year ended October 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(844)	$54	$(54)	$(844)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	280	2	—	282
Depreciation of equipment leased to others	97	38	—	135
Amortization of debt issuance costs and discount	45	12	—	57
Deferred income taxes	(231)	5	—	(226)
Asset impairment charges	104	1	—	105
Gain on sales of investments and businesses, net	(29)	—	—	(29)
Equity in loss of non-consolidated affiliates	(11)	—	—	(11)
Equity in income of financial services affiliates	(54)	—	54	—
Dividends from non-consolidated affiliates	13	—	—	13
Change in intercompany receivables and payables	(18)	18	—	—
Other, net	410	208	—	618
Net cash provided by (used in) operating activities	(238)	338	—	100
Cash flows from investing activities
Purchases of marketable securities	(1,765)	(14)	—	(1,779)
Sales of marketable securities	1,217	—	—	1,217
Maturities of marketable securities	198	—	—	198
Net change in restricted cash and cash equivalents	5	65	—	70
Capital expenditures	(165)	(2)	—	(167)
Purchase of equipment leased to others	(321)	(111)	—	(432)
Other investing activities	78	5	—	83
Net cash used in investing activities	(753)	(57)	—	(810)
Net cash provided by (used in) financing activities	677	(284)	—	393
Effect of exchange rate changes on cash and cash equivalents	(18)	3	—	(15)
Decrease in cash and cash equivalents	(332)	—	—	(332)
Cash and cash equivalents at beginning of the year	1,059	28	—	1,087
Cash and cash equivalents at end of the year	$727	$28	$—	$755

	For the Year Ended October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(2,962)	$63	$(63)	$(2,962)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	275	2	—	277
Depreciation of equipment leased to others	15	31	—	46
Amortization of debt issuance costs and discount	34	12	—	46
Deferred income taxes	1,784	(6)	—	1,778
Impairment of property and equipment and intangible assets	40	—	—	40
Equity in loss of non-consolidated affiliates	29	—	—	29
Equity in income of financial services affiliates	(63)	—	63	—
Dividends from non-consolidated affiliates	7	—	—	7
Change in intercompany receivables and payables	4	(4)	—	—
Other, net	539	810	—	1,349
Net cash provided by (used in) operating activities	(298)	908	—	610
Cash flows from investing activities
Purchases of marketable securities	(1,209)	—	—	(1,209)
Sales of marketable securities	1,399	—	—	1,399
Maturities of marketable securities	62	—	—	62
Net change in restricted cash and cash equivalents	(3)	168	—	165
Capital expenditures	(306)	(3)	—	(309)
Purchase of equipment leased to others	—	(61)	—	(61)
Acquisition of intangibles	(14)	—	—	(14)
Business acquisitions	(12)	—	—	(12)
Other investing activities	(27)	4	—	(23)
Net cash provided by (used in) investing activities	(110)	108	—	(2)
Net cash provided by (used in) financing activities	977	(1,040)	—	(63)
Effect of exchange rate changes on cash and cash equivalents	2	1	—	3
Increase (decrease) in cash and cash equivalents	571	(23)	—	548
Cash and cash equivalents at beginning of the year	488	51	—	539
Cash and cash equivalents at end of the year	$1,059	$28	$—	$1,087